UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934
                       (Amendment No. [  ])

[  ] Filed by the Registrant

[ X] Filed by a Party other than the Registrant


Check the Appropriate Box:

[  ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12

                          ACNB CORPORATION
          -------------------------------------------------
          (Name of Registrant as Specified in Its Charter)


          ------------------------------------------------
          (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X ] No filing fee required

[  ] Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and O-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                             April 9, 1997



DEAR SHAREHOLDER:

     On behalf of the Board of Directors and management of ACNB Corporation, I call your attention to the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 6, 1997, at 1:00 p.m., prevailing time, at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325.

     The Notice of the Annual Meeting and the Proxy Statement accompanying this letter address the formal business of the meeting. The formal business schedule includes: a proposal to fix the number of shareholders to be elected as Class 2 Directors at four (4) and the election of four (4) Class 2 Directors for a three (3) year term. At the meeting, members of the Corporation's management will review the Corporation's operations during the past year and be available to respond to questions.

     We strongly encourage you to vote your shares, whether or not you plan to attend the meeting. It is very important that you sign, date and return the accompanying Proxy as soon as possible, in the postage-paid envelope. If you do attend the meeting and wish to vote in person, you must give written notice thereof to the Secretary of the Corporation so that your Proxy will be superseded by any ballot that you submit at the meeting.

                              Sincerely,


                              /s/ Ronald L. Hankey
                              --------------------
                              Ronald L. Hankey
                              President and
                              Chief Executive Officer

                       ACNB CORPORATION
                 ---------------------------

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON MAY 6, 1997

                 ----------------------------


TO THE SHAREHOLDERS OF ACNB CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of ACNB CORPORATION (the "Corporation") will be held at 1:00 p.m., prevailing time, on Tuesday, May 6, 1997, at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, for the following purposes:

     1. To fix the number of shareholders to be elected as Class 2 Directors at four (4);

     2. To elect four (4) Class 2 Directors to serve for a three (3) year term expiring in 2000 and until their successors are elected and qualified; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the Bylaws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 3, 1997, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1996, is enclosed with this Notice.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                            By Order of the Board of Directors,


                            /s/ Ronald L. Hankey
                            --------------------
                            Ronald L. Hankey
                            President and
                            Chief Executive Officer




April 9, 1997

                      ACNB CORPORATION

            PROXY STATEMENT FOR THE ANNUAL MEETING OF
              SHAREHOLDERS TO BE HELD ON MAY 6, 1997


                          GENERAL


Introduction, Date, Time and Place of Annual Meeting
----------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ACNB CORPORATION (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 6, 1997, at 1:00 p.m., prevailing time, at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, and at any adjournment or postponement of the Annual Meeting.

     The principal executive office of the Corporation is located at Adams County National Bank (the "Bank"), 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325. The telephone number for the Corporation is (717) 334-3161. All inquiries should be directed to Ronald L. Hankey, President and Chief Executive Officer of the Corporation. The Bank is a wholly-owned subsidiary of the Corporation.

Solicitation and Voting of Proxies
----------------------------------

     This Proxy Statement and the enclosed form of proxy (the
"Proxy") are first being sent to shareholders of the Corporation on or about April 9, 1997.

     Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the proposal to fix the number of shareholders to be elected as Class 2 Directors at four (4) and FOR the election of the nominees for Class 2 Director named below. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, telegraph and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.
                            -1-

Revocability of Proxy
---------------------

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to John W. Krichten, Secretary of ACNB Corporation, at 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities, Record Date and Quorum
-----------------------------------------

     At the close of business on March 3, 1997, the Corporation had issued and outstanding 5,253,278 shares of common stock, par value $2.50 per share, the only authorized class of stock (the
"Common Stock").

     Only holders of Common Stock of record at the close of business on March 3, 1997, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

     Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to Section 1756 of the Pennsylvania Business Corporation Law of 1988, as amended, the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for a particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders on the matter is required for the approval of the proposal to fix the number of shareholders to be elected as Class 2 Directors at four (4). Abstentions and broker non-votes are not votes cast and, therefore, do not count either for or against the proposal. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares voted for which the required majority is calculated.

     Assuming the presence of a quorum, the four (4) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected as Class 2 Directors. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

      PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners
----------------

     As of March 3, 1997, there are no persons who own of record or who are known by the Board of Directors and management of the Corporation to be the beneficial owner of more than 5 percent of the Corporation's outstanding Common Stock.

Beneficial Ownership by Officers, Directors and Nominees
--------------------------------------------------------

     The following table sets forth as of March 3, 1997, and from information furnished by the respective individuals, the amount and percentage of the Common Stock beneficially owned by each director, each nominee and all principal officers, directors and nominees of the Corporation as a group. Unless otherwise noted, shares are held individually and the "Percent of Class" is less than 1% of the outstanding Common Stock.
____________________________

                              Shares       Percent of Outstanding
                           Beneficially           Common Stock
Name and Address             Owned<F1>        Beneficially Owned
----------------           ------------      ------------------


Class 2 Directors and
Nominee for Class 2 Director
----------------------------
(to serve until 2000)


Richard L. Galusha             8,210                  --

Wayne E. Lau                   4,312<F2>              --

Paul G. Pitzer                 7,500<F3>              --

Jennifer L. Weaver               600                  --


Class 1 Directors
---------------------
(to serve until 1998)

Philip P. Asper                5,234<F4>              --

D. Richard Guise               5,336<F5>              --

Ronald L. Hankey              19,150<F6>              --

Marian B. Schultz              2,050<F7>              --

                               -3-


Class 3 Directors
--------------------
(to serve until 1999)

Robert G. Bigham               4,190<F8>              --

Guy F. Donaldson               2,890                  --

Frank Elsner, Jr.             11,318<F9>              --

Philip M. Jones               89,974<F10>            1.71%

William B. Lower              43,528<F11>             --

Ralph S. Sandoe                9,020<F12>             --

L. Robert Snyder               5,808<F13>              --
----------------------

<F1>  The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 3, 1997. Beneficial ownership may be disclaimed as to certain of the securities.

<F2>  Shares held jointly with Mr. Lau's spouse.

<F3>  Shares held jointly with Mr. Pitzer's spouse.

<F4>  Shares held jointly with Mr. Asper's spouse.

<F5>  Includes 1,184 shares held jointly with Mr. Guise's spouse and 540 shares held by his spouse.

<F6>  Includes 12,922 shares held jointly with Mr. Hankey's
spouse.

<F7>  Includes 700 shares held jointly with Mrs. Schultz' spouse and 1,350 shares held jointly by her spouse and his mother.

<F8>  Includes 2,020 shares held by Mr. Bigham as custodian for his children.

<F9>  Shares held jointly with Mr. Elsner's spouse.

<F10>  Includes 5,218 shares held by Mr. Jones' spouse and 77,412 shares held by Times and News Publishing Company of which Mr.
Jones and his spouse own 56.74 percent.

<F11>  Includes 42,456 shares held by William B. Lower, Trustee of William B. Lower, Sr. Revocable Trust.

<F12>  Includes 8,220 shares held jointly with Mr. Sandoe's
spouse.

<F13>  Includes 276 shares held jointly with Mr. Snyder's spouse.

                                -4-

                        ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than five
(5) nor more than twenty-five (25) shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the shareholders at any annual or special meeting thereof. The Bylaws of the Corporation provide that each Director of the Corporation must be a shareholder of the Corporation and, during the full term of his or her directorship, shall own a minimum of One Thousand Dollars ($1,000.00) par value of stock of the Corporation.

     The Articles of Incorporation of the Corporation also provide that the directors shall be divided into three classes as nearly equal in number as possible. As of the date of this Proxy Statement, Class 1 consists of four (4) Directors elected for a three-year term expiring in 1998; Class 2 consists of four (4) Directors elected for a three-year term expiring in 1997, and Class 3 consists of seven (7) Directors elected for a three-year term expiring in 1999.

     A proposal will be offered at the Annual Meeting of Shareholders to fix the number of shareholders to be elected as Class 2 Directors at four (4) and a proposal for the election of nominees for Class 2 Directors of the Corporation to serve for a three-year term expiring in 2000. The affirmative vote of a majority of the shareholders represented in person or by proxy at the annual meeting is required to approve each of these proposals.

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the proposal to fix the number of shareholders to be elected as Class 2 Directors at four (4) and for the election of the four (4) nominees for Class 2 Director named below. If any nominee should be unavailable to serve as a Director for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

     There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the directors in the class to be elected.

   INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information, as of March 3, 1997, with respect to the executive officers, current directors and nominees for director.


                         Principal Occupation for
               Age as of    Past Five Years and   Director Since
               March 1,      Position Held with    Corporation/
Name             1997            Corporation            Bank
----           ---------    --------------------   --------------


Class 2 Directors and
Nominees For Class 2 Director
-----------------------------
(to serve until 2000)

Richard L.         75        Realtor                  1987/1962
Galusha <F1><F2>

Wayne E.           61        Sales Representative,    1987/1987
Lau <F3><F4>                 Destinations, Travel
                             Agency

Paul G.            78        Fruit Grower             1992/1967
Pitzer <F1><F3>

Jennifer L.        49        Director of Gettysburg   1992/1992
Weaver <F1><F2>              Center of Harrisburg
                             Area Community College

Current Class 3 Directors
-------------------------
(to serve until 1999)

Robert G.          52        Partner, Law Firm of     1982/1971
Bigham <F1><F2><F4>          Bigham & Puhl

Guy F. Donaldson   65        Fruit Grower             1982/1981
<F3><F4>

Frank Elsner, Jr.  69        Chairman, Elsner         1982/1974
<F1><F3><F4>                 Engineering Works,
                             Inc., designer and
                             manufacturer of
                             special machinery

Philip M. Jones    79        CEO, Times and News      1982/1979
<F3><F4>                     Publishing Company

William B. Lower   67        President, Boyer         1982/1974
<F1><F2><F4>                 Nurseries & Orchards,
                             Inc.

                              -6-


Ralph S. Sandoe    69        Fruit Broker             1987/1982
<F3><F4>

L. Robert Snyder   72        Chairman of the          1982/1979
<F3><F4>                     Board and President,
                             Littlestown Hardware
                             & Foundry Co., Inc.

Class 1 Directors
---------------------
(to serve until 1998)

Philip P. Asper    48        Building Contractor      1988/1988
<F1><F2><F4>

D. Richard Guise   63        President, Adams         1988/1988
<F1><F3><F4>                 County Motors Corporation,
                             automobile dealer

Ronald L. Hankey   56        President and Chief      1982/1975
<F5>                         Executive Officer of
                             the Corporation and Bank

Marian B. Schultz  47        Assistant Dean -         1992/1992
<F1><F3><F4>                 Division of Undeclared
                             Majors - Shippensburg
                             University
_______________________


<F1>  Member of the Executive Committee.  This committee also performs the functions of a compensation committee.  The
Committee held five (5) meetings in 1996.

<F2>  Member of the Audit Committee.  The functions of this
committee include: periodic meetings with the Bank's Internal Auditors; periodic reviews of the procedures of the Bank's Internal Auditing Division and the information obtained by that Division; reviewing the results of the audit by the independent certified public accountants; and recommending the engagement and continuation of the certified public accountants for the Corporation and the Bank. The Committee held four (4) meetings in 1996.

<F3>  Member of the Trust Committee.  This Committee reviews the policies and procedures of the Trust Department and reviews the individual accounts held within the Trust Department. The
Committee held eleven (11) meetings in 1996.

<F4>  Member of the Loan Committee.  This Committee meets between regular Board of Directors meeting dates to act on loan matters.
This Committee met eleven (11) times in 1996.

<F5>  Mr. Ronald L. Hankey is an ex-officio Member of all the committees, except the Audit Committee which membership consists solely of outside directors.


     During 1996, the Corporation's and the Bank's Board of Directors each held twelve (12) meetings. Each of the Directors attended at least 75 percent of the combined total number of meetings of the Corporation's and of the Bank's Boards of Directors and the committees of which he or she is a member, with the exception of Mr. Guy F. Donaldson.

     The Board of Directors of the Corporation has at present no standing committees. The Corporation does not have a compensation or a nominating committee; however, the Bank has an Executive Committee, which functions as a Compensation Committee.

     A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Article II, Section 202 of the Corporation's Bylaws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than sixty
(60) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation.

                   EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1996, 1995 and 1994 of those persons who were, at December 31, 1996, (i) Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Corporation to the extent such persons' total annual salary and bonus exceeded $100,000.


                       SUMMARY COMPENSATION TABLE

                          Annual Compensation
                          -------------------

(a)                      (b)           (c)              (d)

Name and Principal                    Salary           Bonus
   Position              Year         ($)<F1>           ($)
------------------       ----         -------          -------


Ronald L. Hankey         1996         167,698           1,677
President and Chief      1995         160,840           3,105
Executive Officer of     1994         155,330          13,000
the Corporation and
the Bank
______________________


                                 Long-Term Compensation
                                -----------------------

                                Awards         Payouts
                               ------         --------

(a)                 (e)         (f)     (g)        (h)     (i)

                    Other               Securities         All
                    Annual  Restricted  Underlying  LTIP  other
                    Compen-   Stock      Options/   Pay-  Compen-
Name and Principal  sation   Award(s)     SARs      outs  sation
Position             ($)       ($)        (#)       ($)   ($)<F2>
------------------  ------   ---------   -------    ---- --------


Ronald L. Hankey      0        0         0        0     6,390
President and Chief   0        0         0        0     3,105
Executive Officer of  0        0         0        0     3,000
the Corporation and
the Bank

--------------------

<F1>     Includes directors fees of $5,590 and $5,125 paid in
1995 and 1994, respectively. Mr. Hankey did not receive directors fees in 1996.

<F2>     Amount contributed by Bank to 401(k) Plan.


Retirement Plan
---------------

     The employees of the Bank are covered under the Group Pension Plan for Employees of Adams County National Bank (the "Plan"). The Plan, as amended from time to time, is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974. The most recent amendment is effective as of November 1, 1989. The Plan is administered by Adams County National Bank as the Plan Administrator.

     Amounts are set aside each year to fund the Plan on the basis of actuarial calculations. The amount of contribution to a defined pension plan on behalf of a specific employee cannot be separately or individually calculated. The total pension expense for the Plan for 1996 was $251,031. The contribution made by the Bank to the Plan in 1996 was $366,416. This contribution was sufficient to meet the legal minimum funding requirements.

     Each employee of the Bank who attains the age of 20 years and 6 months and who completes six months of eligible service, whichever is later, becomes eligible to participate in the Plan on the following anniversary of the Plan. The Plan generally provides for a prospective benefit at the age of 65 years for the employee's remaining lifetime with payments certain for five years, calculated as follows: 1 percent of final average compensation below the applicable Social Security Covered Compensation, and 1.3 percent of such earnings above the Covered Compensation, the total being multiplied by years of credited service up to a maximum of 45 years of credited service. The employee benefit accrued as of October 31, 1989, shall be maintained as a minimum benefit. If an employee has earned 30 or more years of credited service, he is eligible to retire at age 62 with no reduction applied to his benefit.

     The following table shows for different final average compensation and for different years of credited service, the annual benefits currently payable upon retirement at age 65 by a participating employee:



                 Annual Retirement Income<F1>


    Final
   Average                       Years of Service
Compensation           15          25       35        45 or more
------------        --------    -------   -------     ----------

$  50,000           $ 8,796     $ 14,661  $ 20,525     $ 26,389
   75,000            13,671       22,786    32,900       41,014
  100,000            18,546       30,911    43,275       55,639
  125,000            23,421       39,036    54,650       70,264
  150,000            28,296       47,161    66,025       84,889
  175,000            33,171       55,286    77,400       99,514
  200,000            38,046       63,411    88,775      112,221
_______________


<F1>  Assumes normal retirement date (age 65) occurs in 1996.
Actual benefits may be slightly higher on account of benefits earned under the Plan prior to recent amendment. Later retirement dates produce smaller retirement benefits as Social
Security Covered Compensation increases.

                            -9-

     For 1996, the covered compensation, as reported above in the Summary Compensation Table, for Mr. Hankey, President and Chief Executive Officer, is $150,000; the covered compensation includes salary only. As of December 31, 1996, Mr. Hankey had thirty-nine
(39) years of service credited under the Plan.

401(K) Plan
-----------

     The Bank maintains a defined contribution - profit sharing 401(K) Plan effective on January 31, 1993 (the "Plan"). The Plan Sponsor and Plan Administrator is Adams County National Bank. Ronald L. Hankey, President and Chief Executive Officer of the Corporation and the Bank, and John W. Krichten, Secretary and Treasurer of the Corporation and Senior Vice President, Cashier and Chief Financial Officer of the Bank, are the Plan Trustees. The Plan is subject to certain laws and regulations pursuant to the Internal Revenue Code and participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

     To be eligible to become a participant in the Plan, an employee is required to work six months and attain the age of 20 1/2. An eligible employee may elect to contribute certain portions of salary and wages (other than bonuses), or other direct remuneration to the Plan. Generally, eligible employees may not contribute more than 10 percent of such compensation. The Bank matches a certain percentage of the employee contribution. In 1996, the Bank's contribution equaled 100 percent of the employee's contribution up to a maximum of 4 percent of annual salary. The Bank's contributions to the Plan for each participant vest in six (6) years. The employee's contributions to the Plan vest immediately.

     Executive Retirement Income Agreements. The Bank entered into retirement income agreements with Mr. Hankey and certain officers of the Bank to provide supplemental retirement income benefits to such officers when they reach their normal retirement date. The benefits are payable in one hundred eighty equal monthly installments. Benefits are also payable upon disability, early retirement, termination of service or death. Benefit amounts will be determined by each officer's years of service and compensation at retirement age. Benefits accrue annually, but no vesting occurs until the individual completes ten years of service with the Bank. Estimated liability under the agreements is accrued as earned by the employee. The Bank is owner and beneficiary of life insurance policies on each officer, which have an aggregate cash value of approximately $1,759,264 at December 31, 1996. The Bank purchased these policies to fund the retirement income agreements entered into with these individuals. Further information with respect to these agreements is set forth in the Notes to Financial Statements contained in the Bank's Annual Report to Shareholders which is enclosed with this Proxy Statement.

Compensation of Directors
-------------------------

     Effective January 1, 1997, each director of the Bank will receive an annual retainer of $2,850, $265 per monthly meeting attended, $80 per hour (with a minimum payment of $80) for each committee meeting attended. In addition, directors receive seminar fees of $250 per half-day seminar and $400 for a full-day seminar, plus expenses, if applicable.

     In 1996, each director of the Bank received an annual retainer of $2,850, $250 for each meeting of the Board of Directors attended and $75.00 per hour for each committee meeting attended, with a minimum of $75.00 per committee meeting. In addition, each Director received seminar fees of $150.00 for half-day seminars and $300.00 for full-day seminars, plus expenses, if applicable.

     In the aggregate, the Board of Directors of the Bank received $131,682 for all Board of Directors' meetings and committee meetings attended in 1996. This amount includes all Directors fees paid to all individuals who served as Directors in 1996. During 1996, the Board of Directors of the Corporation held twelve (12) meetings. Directors received no remuneration for attendance at these meetings of the Board of Directors of the Corporation.

Compensation Committee Interlocks and Insider Participation in
Compensation Decisions
---------------------------------------------------------------

     Ronald L. Hankey, President and Chief Executive Officer, is an ex-officio member of the Executive Committee which also performs the functions of a compensation committee. Mr. Hankey makes recommendations to the Executive Committee regarding merit raise increases for all employees based on a merit appraisal in connection with recommendations provided by an outside consultant. A merit review of Mr. Hankey, President and Chief Executive Officer of the Corporation and the Bank, is conducted by the Executive Committee. Mr. Hankey does not participate in conducting his review. The merit review is submitted to the entire Board of Directors to be voted upon.

Board Compensation Committee Report on Executive Compensation
-------------------------------------------------------------

     The Board of Directors of the Corporation is responsible for the governance of the Corporation and its wholly-owned subsidiary, Adams County National Bank (the "Bank"). In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and the Bank. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. The Bank provides compensation to the employees of the Bank. Corporation employees receive no compensation.

     The fundamental philosophy of the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by an Executive Committee comprised of nine (9) directors who are listed below. The objectives of the Committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent and dedicated managers whose efforts will enhance the products and services of the Bank, the results of which will be improved profitability, increased dividends to the Corporation's shareholders and subsequent appreciation in the market value of our shares.

     The compensation of the Bank's top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the Committee include the chief executive officer and eight other executive officers. The Committee utilizes a Regional Financial Industry Salary Survey which covers financial institutions in the Pennsylvania, Maryland, Washington, D.C., and Virginia marketplace. The referenced survey includes more institutions than are listed on the peer group performance chart.

     The Board of Directors does not deem Section 162(m) of the Internal Revenue Code (the "IRC") to be applicable to the Corporation at this time. The Board of Directors intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section becomes applicable, it is the intent of the Board of Directors to amend the Corporation's and the Bank's compensation plans to preserve the deductibility of the compensation payable under such plans.

Chief Executive Officer Compensation
------------------------------------

     The Board of Directors determined that the Chief Executive Officer's 1996 base salary of $167,698, approximately a 4.25 percent increase in base salary, combined with a $1,677 bonus, is appropriate in light of the 1996 Corporation performance accomplishments. There is no direct correlation between the Chief Executive Officer's compensation, the Chief Executive Officer's increase in compensation and the Corporation's 1996 performance. The Chief Executive Officer's compensation and the increase in the Chief Executive Officer's base salary are based on the Committee's subjective determination after review of all information.

Executive Officers
------------------
     The Board of Directors established that the compensation of the Bank's executive officers increased by 3 percent in 1996. Compensation increases were determined by the Committee based on its subjective analysis after review of all information that it deemed relevant.

     In addition to base salary, executive officers of the Corporation and the Bank may participate currently in the Bank's
401(K) Plan.

     Total compensation opportunities available to the employees of the Bank are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the Corporation's success. Individuals are reviewed annually on a calendar year basis. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the Corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

     The foregoing report has been furnished by the Executive Committee which performs the functions of a compensation committee: Robert G. Bigham, Chairperson, Philip P. Asper, Frank Elsner, Jr., Richard L. Galusha, D. Richard Guise, Ronald L. Hankey (ex-officio member), William B. Lower, Paul G. Pitzer, Marian B. Schultz and Jennifer L. Weaver.

               SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Stock Index and the Peer Group Index for the period of five fiscal years commencing January 1, 1992 and ended December 31, 1996. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                  [PERFORMANCE GRAPH OMITTED.]

[Following is a description of the performance graph in a tabular format.]

           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


Peer Group Total  1000.00 1242.42 1779.05 2137.90 2292.18 2564.34
Peer Group Index   100.00  124.24  177.91  213.79  229.22  256.43

ACNB Corp.         100.00  136.18  199.11  155.18  194.07  186.24

S & P 500          417.09  435.71  466.45  459.27  615.93  740.74
S & P 500 Index    100.00  104.46  111.83  110.11  147.67  177.60


     NOTE: The peer group for which information appears above includes the following companies: ACNB Corporation; Century Financial Corporation; CNB Financial Corporation; Citizens & Northern Corporation; Drovers Bancshares Corporation; First West Chester Corporation; Franklin Financial Services Corp.; Hanover Bancorp, Inc.; Penn Security Bank & Trust Co.; PennRock Financial Services Corp.; Sterling Financial Corp. These companies were selected based on four criteria: total assets between $200 million and $700 million; market capitalization between $15 million and $170 million; headquarters located in Pennsylvania; and not quoted on NASDAQ.

                      CERTAIN TRANSACTIONS

     There have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

     Robert G. Bigham is a partner of the law firm of Bigham & Puhl, which firm has been retained by the Bank throughout the past several years and will be retained during 1997. During 1996, the firm received from the Bank fees of approximately $95,770 for legal services rendered to the Bank. A substantial portion of these fees pertained to services rendered by the law firm for, and collection of, delinquent loan accounts which were recovered by the Bank in the collection process.

     Total loans outstanding from the Corporation and the Bank at December 31, 1996, to the Corporation's and the Bank's officers and directors as a group and to members of their immediate families and companies in which they had an ownership interest of 10 percent or more was $4,076,000, or approximately 8 percent of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 3, 1997, to the above described group was approximately $4,526,993.


            PRINCIPAL OFFICERS OF THE CORPORATION

     The following table sets forth selected information about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors. Unless otherwise noted, shares are individually held.



                            Bank      Number of Shares  Age as of
                   Held    Employee    Beneficially     March 3,
Name and Position  Since    Since          Owned          1997
-----------------  -----   --------   ----------------  ---------


Ronald L. Hankey   1982    1957       19,150            56
- President
and Chief Executive
Officer

John W. Krichten - 1982    1980       27,804<F1>       50
Secretary and
Treasurer

Lynda L. Glass -   1993    1984           64<F2>       36
Assistant Secretary
______________________


<F1>  Includes 24,002 shares held jointly with Mr. Krichten's spouse; and 682 shares held by Mr. Krichten, as custodian for their children.

<F2>  Shares held jointly with Ms. Glass' spouse.


         SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than 10 percent of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no Forms 5 were required to be filed to report late transactions for those persons, the Corporation believes that during the period January 1, 1996 through December 31, 1996, its officers and directors were in compliance with all filing requirements applicable to them.


                    INDEPENDENT AUDITORS

     Stambaugh-Ness, P.C., successor to Harry Ness & Company, Certified Public Accountants, of York, Pennsylvania, served as the Corporation's independent auditors for its 1996 fiscal year. The Corporation has been advised by Stambaugh-Ness, P.C. that none of its members has any financial interest in the Corporation. In addition to performing customary audit services, Stambaugh-Ness, P.C. assisted the Corporation and the Bank with preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Boards of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the Corporation's and the Bank's Boards of Directors that there was no effect on the independence of the auditors. The Board of Directors has engaged Stambaugh-Ness, P.C. as the Corporation's independent auditors for the fiscal year ending December 31, 1997.


                       ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1996, is enclosed with this Proxy
Statement. A representative of the Corporation will be available to respond to any appropriate questions concerning the Annual
Report presented by shareholders at the Annual Meeting.


              SHAREHOLDER PROPOSAL SUBMISSIONS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the President and Chief Executive Officer of ACNB Corporation at its principal executive offices, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, not later than Thursday, December 11, 1997.

                       OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.


                    ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM RONALD L. HANKEY, PRESIDENT AND CHIEF EXECUTIVE OFFICER, ACNB CORPORATION, 675 OLD HARRISBURG ROAD, GETTYSBURG, PENNSYLVANIA 17325.

                       ACNB CORPORATION

                            PROXY

     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 1997
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Philip P. Asper and D. Richard Guise, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of ACNB Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325 on Tuesday, May 6, 1997, at 1:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:


1.  PROPOSAL TO FIX THE NUMBER OF SHAREHOLDERS TO BE ELECTED AS
CLASS 2 DIRECTORS AT FOUR (4).


        FOR                 AGAINST                ABSTAIN
    ____             _____                  _____

     The Board of Directors recommends a vote FOR this proposal.

-----------------------------------------------------------------

2.  ELECTION OF CLASS 2 DIRECTORS TO SERVE FOR A THREE-YEAR TERM

    Richard L. Galusha, Wayne E. Lau, Paul G. Pitzer, Jennifer L.
    Weaver

    [ ]   FOR all nominees      [ ]   WITHHOLD AUTHORITY
          listed above (except        to vote for all
          as marked to the            nominees listed
          contrary below)             above

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE
PROVIDED BELOW.)

-----------------------------------------------------------------


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES
LISTED ABOVE AND FOR PROPOSAL 1.

                             Dated:                    ,1997
                                   --------------------


                             --------------------------------



                             --------------------------------
                             Signature(s)                 (Seal)




Number of Shares Held of
Record on March 1,
1997
     --------


     THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.